                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 19, 2000



                         LITHIUM TECHNOLOGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)


     Delaware                           1-10446              13-3411148
     --------                           -------              ----------
State or Other Jurisdiction             Commission           IRS Employer
of Incorporation or Organization        File Number         Identification No.

          5115 Campus Drive, Plymouth Meeting, PA           19462
          ---------------------------------------           -----
          Address of Principal Executive Offices           Zip Code


       Registrant's telephone number, including area code: (610) 940-6090


                           ---------------------------
           Former name or former address, if changed since last report

Item 5.   Other Events.

On January 19, 2000, Lithium Technology Corporation ("LTC") and Pacific Lithium Limited ("PLL") of Auckland, New Zealand signed an Agreement and Plan of Merger to merge their respective companies (the "Merger"). The Merger will require the approval of the stockholders of LTC and PLL.

Prior to the Merger PLL will domesticate into the U.S. and become a Delaware corporation pursuant to the provisions of Section 388 of the Delaware Corporation Law, change its name to Ilion Technology Corporation ("Ilion") and consummate an IPO and NASDAQ listing of Ilion (the "Ilion IPO"). PLL has indicated that it expects to consummate the Ilion IPO during the second half of 2000 depending upon market and other factors. The Merger will be closed contemporaneously with the Ilion IPO; the offering will be made only by means of a prospectus.

In the Merger LTC will merge with and into Ilion and all of the outstanding shares of LTC common stock will be exchanged for an aggregate of 3,500,000 shares of Ilion (the "Merger Securities") which will be issued to the LTC stockholders on a pro-rata basis. The current asking price for sales of PLL stock is U.S. $3.00 per share. During 1999 PLL raised U.S. $6.5 million through the sales of PLL common stock at the average share price of U.S. $1.90 per share.

Pursuant to the terms of a Bridge Loan Financing Agreement entered into as of November 29, 1999, PLL has agreed to advance working capital to LTC. PLL has advanced a total of U.S. $975,000 to date for working capital and $95,000 for the purchase of a packaging machine. In addition, PLL has agreed to advance to LTC the balance of $30,000 for the purchase of the packaging machine and ongoing funds required by LTC for ongoing employee, operating and administrative expenses excluding capital expenses ("LTC's Continuing Costs").

The consummation of the Merger is contingent upon certain closing conditions being met by the parties including the approval of the Merger by the stockholders of LTC and PLL and the closing of the Ilion IPO. LTC expects to hold a meeting of the LTC stockholders to approve the Merger in May 2000, and close the Merger thereafter at the time of the Ilion IPO assuming the remaining closing conditions have been met. In the event the Ilion IPO has not been completed by February 28, 2002, LTC or PLL may terminate the Merger Agreement.

PLL has agree that upon the closing of the Merger PLL will offer to each full-time employee of LTC employment with PLL or an affiliate of PLL with each such offer to include a substantially equivalent title, level of responsibility and compensation and benefits as each such employee had as an employee of LTC. PLL will offer employment to Mr. David Cade, LTC's Chairman and Chief Executive Officer as the Chief Operating Officer of Ilion upon the Merger closing and Chief Executive Officer when designated as such by Ilion's Board of Directors. PLL will offer employment to Dr. George Ferment, LTC's President, Chief Operating Officer and Chief Technical Officer as the Executive Vice President of Cell Manufacturing Operations of Ilion upon the closing of the Merger.

At the time of the Merger Ilion will grant a minimum of three hundred thousand 300,000 fully vested options to the LTC transferred employees for the purchase of Ilion Common Stock at an exercise price of $2.25 per share.

Effective at the Merger Closing, LTC will have the right to appoint one member to the Board of Directors of Ilion. PLL has agreed to use its reasonable best efforts to cause such appointee to be elected to the Ilion Board of Directors.

LTC has agreed that prior to the Merger Closing Date, it will use its best efforts to cause all outstanding warrants and options issued by LTC to be exercised by the holders thereof, including to re-price and accelerate the vesting of such outstanding warrants and options as an inducement to their exercise by the holders thereof. The repricing of the warrants and options will be conditioned upon the holders of such warrants and options consenting to the termination of the warrant and option owned by such holder as of a date not later than immediately prior to the Merger Closing Date. LTC has agreed to terminate all LTC Stock Plans and outstanding and unexercised stock options as of a date not later than immediately prior to the Closing Date of the Merger. Any LTC warrants outstanding at the Merger Closing Date that are not terminated other than warrants held by PLL will be converted and adjusted at the Merger Closing Date into warrants to purchase shares of Ilion in accordance with their terms.

In the event that any holder of warrants or options issued by LTC exercises such warrants or options prior to the Merger Closing Date, LTC has agreed to use the proceeds thereof as follows: (a) first, to pay a portion of the advances made by PLL to LTC pursuant to the Bridge Loan Financing Agreement in an aggregate amount up to $350,000; (b) second, to pay certain liabilities of LTC with respect to the accrued salary due and owing to LTC's former Chairman and Chief Executive Officer in the aggregate amount of $200,000; (c) third, to purchase shares of PLL Common at a price per share of $2.25; and (d) to pay LTC's Continuing Costs.

Contemporaneously with the consummation of the Merger and the Ilion IPO, PLL will distribute the Merger Securities to the stockholders of LTC pursuant to an effective Registration Statement. The LTC stockholders may elect to include the Merger Securities owned by such stockholders in the Ilion IPO and PLL has agreed use its best efforts to include such Merger Securities in the Ilion IPO (subject to cutback by the managing underwriter).

Upon the approval of the Merger Agreement by the stockholders of LTC and until the closing of the Merger or the termination of the Merger Agreement, PLL has agreed to retain LTC as a consultant to PLL and LTC has agreed to provide management and technical services to PLL. The work product and new technology resulting from LTC's services to PLL will belong exclusively to PLL. LTC may not, directly or indirectly, engage in any conduct competitive to PLL during the term of the consulting arrangement.

If the Merger is not consummated for any reason, any advances from PLL to LTC under the Bridge Loan Financing Agreement will be converted into LTC common stock at $0.10 per share (the "Common Conversion Shares"), and except in the event of a PLL default under the Merger Agreement PLL will be issued three year warrants to purchase 7.5 million shares of LTC common stock exercisable at $0.15 per share, and PLL will have a first option to purchase LTC's technologies and processes at market value if LTC sells, goes into receivership, liquidation or the like. If the

Merger Agreement is terminated other than in the event of a default of PLL, PLL will also have the right and option to purchase LTC's pilot plant and equipment at book value as of the date of the Merger Agreement. In connection with the Bridge Loan Financing Agreement, LTC has granted PLL a non-exclusive worldwide license to use LTC's thin film technology and manufacturing methods solely as it relates to lithium-ion polymer batteries. LTC has also agreed to enter into a Security Agreement and Assignment of Lease in favor of PLL upon the approval of the Merger by the LTC stockholders (the "Approval Date") pursuant to which LTC will grant PLL a first priority security interest in all of the assets of LTC effective from the Approval Date until the closing of the Merger (the "Security Agreement"). The Security Agreement will grant PLL the right to foreclose on all of LTC's assets in the event of any bankruptcy of LTC or similar event. Pending the amendment of LTC's Certificate of Incorporation to increase the number of authorized shares of Common Stock, the Notes issued in connection with the bridge financing will be convertible into shares of Preferred Stock having the economic and voting equivalent of the Common Conversion Shares.

In January 2000, the Board of Directors of LTC approved an extension of the existing employment agreements between LTC and each of Mr. Cade and Dr. Ferment, extending the term of each agreement until the later of February 8, 2002 and one year after the closing date of the Merger. In connection with the execution of the Merger Agreement, Mr. Cade and Dr. Ferment have entered into an agreement with PLL and LTC agreeing to a modification of the change-in-control and severance provisions such existing employment agreements and agreeing to a termination of the existing employment agreements with LTC effective at the time of the Merger Closing.

The above description of the Agreement and Plan of Merger, the Bridge Loan Financing Agreement, and the related agreements, is qualified by reference to the complete text of such agreements which are attached hereto as exhibits.

Item 7. Exhibits.

2.1 Agreement and Plan of Merger dated January 19, 2000 between Pacific Lithium Limited ("PLL") and LTC (Schedules omitted)

10.50 Bridge Loan Financing Agreement dated as of November 29, 1999 between LTC and PLL

10.51 Convertible Secured Promissory Note dated as of November 29, 1999 issued by LTC to PLL in the principal amount of $125,000

10.52 Convertible Promissory Note dated January 19, 2000 issued by LTC to PLL in the amount of $975,000

10.53    Form of Operating Convertible Promissory Note

10.54    Security Agreement dated as of November 29, 1999 between LTC and PLL

10.55 Warrant to purchase 7,500,000 shares of LTC Common Stock dated as of January 19, 2000

10.56 License and Option Agreement effective as of October 1, 1999 between LTC and PLL

10.57    Form of Security Agreement and Assignment of Lease between LTC and PLL

10.58    Agreement between David Cade, PLL and LTC dated January 19, 2000

10.59    Agreement between George Ferment, PLL and LTC dated January 19, 2000

10.60 Employment Agreement Extension dated January 4, 2000 between LTC and David Cade

10.61 Employment Agreement Extension dated January 4, 2000 between LTC and George Ferment

99.2     Press Release, dated January 20, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       LITHIUM TECHNOLOGY CORPORATION



                                       By:  /s/ David J. Cade
                                            ------------------------------------
                                            David J. Cade
                                            Chairman and Chief Executive Officer

Date: January 27, 2000